UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 14, 2007
OMNITURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, UT 84097

(Address of principal executive offices, including zip code)
(801) 722-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On May 14, 2007, Omniture, Inc., a Delaware corporation (“Registrant”), entered into a Second Amendment to Second Amended and Restated Loan and Security Agreement (“Amendment”) with Silicon Valley Bank in order to among other things, revise Registrant’s obligation to maintain a minimum tangible net worth to a new minimum of $30,000,000, plus 50% of all equity or capital contributed to Registrant after April 1, 2007, and 50% of all positive quarterly net income from and after April 1, 2007, but excluding all equity or capital contributed to Registrant in order to fund the Registrant’s deferred consideration obligations in connection with the Registrant’s acquisition of Touch Clarity Ltd.
          The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

	10.1*	Second Amendment to Second Amended and Restated Loan and Security Agreement by and between Omniture, Inc. and Silicon Valley Bank dated May 14, 2007.

*	Incorporated by reference to Exhibit 10.1 of Registrant’s Form 10-Q (file No. 000-52076) filed with the Securities and Exchange Commission on May 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Michael S. Herring
Michael S. Herring
Dated: May 18, 2007		Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1*	Second Amendment to Second Amended and Restated Loan and Security Agreement by and between Omniture, Inc. and Silicon Valley Bank dated May 14, 2007.

*	Incorporated by reference to Exhibit 10.1 of Registrant’s Form 10-Q (file No. 000-52076) filed with the Securities and Exchange Commission on May 15, 2007.